AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT (the “Amendment”) dated August 28, 2006 to the Employment Agreement (the “Burgess Employment Agreement”) by and between Science Dynamics Corporation, a Delaware corporation (the “Company”), and Paul Burgess, an individual (the “Executive”).

NOW THEREFORE, in consideration of the mutual agreements set forth below, the parties, intending to be legally bound, agree as follows:

1.    Amendment to Burgess Employment Agreement. The Burgess Employment Agreement is hereby amended as follows:

1.1    Section 3B is hereby amended by deleting the entire Section 3B as it currently exists and adding in lieu thereof a new Section 3B as follows:

“B An incentive bonus will be paid to the Executive based on five (5) percent of the before tax net income of the most recent twelve (12) month period of any acquisitions closed by the company during the term of this contract, so long as such before tax net income also resulted in an increase in earnings per share. The incentive salary payment shall be made within thirty (30) days of the close of any such transactions.”

1.2    Section 12 is hereby added as follows:

“ 12 Non-Competition. The Executive hereby covenants and agrees that during the term of this Agreement and for a period of one year following the termination of Executive’s employment with the Company, the Executive will not, without the prior written consent of the Company, indirectly or directly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose of this Section (i) “Competing Business” means any information and communication technology company and (ii) “Covered Area” means all geographical areas of the United States where Company then has offices and/or sells its products directly or indirectly through distributors and/or other sales agents. Notwithstanding the foregoing, the Executive may (i) own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than one percent (1%) of the outstanding securities of any such company or (ii) be employed by an entity in the Competing Business in the Covered Area so long as Executive is not directly working in the fields of information and communication technology.”

1.3    Section 5 D is added as follows:

In the event that Executive is in breach of any material obligation owed Company in this Agreement, habitually neglects the duties to be performed under this Agreement, engages in any conduct which is dishonest, damages the reputation or standing of the Company, or is convicted of any criminal act or engages in any act of moral turpitude, then Company may terminate this Agreement upon five (5) days notice to Executive. In event of termination of the agreement pursuant to this subsection, Executive shall be paid only at the then applicable base salary rate up to and including the date of termination. Executive shall not be paid any incentive salary payments or other compensation, prorated or otherwise.

2.    Ratification. The Burgess Employment Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby.

3.    Headings and Captions. The headings and captions of the various subdivisions of this Amendment are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

4.    Counterparts. This Amendment may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original signatures to follow.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

SCIENCE DYNAMICS CORPORATION

By:	/s/ Paul Burges

Paul Burges